                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 2003

                               Twinlab Corporation

               (Exact Name of Registrant as Specified in Charter)


       Delaware                     0-21003                  11-3317986
       --------                     -------                  ----------
   (State or Other                (Commission             (I.R.S. Employer
    Jurisdiction of                File Number)            Identification No.)
    Incorporation)

                          150 Motor Parkway, Suite 210
                            Hauppauge, New York 11788

                    (Address of Principal Executive Offices)
                              --------------------

                                 (631) 467-3140

              (Registrant's telephone number, including area code)

                              --------------------

ITEM 3.  Bankruptcy or Receivership.

         On September 25, 2003, a hearing was held before the Honorable Cornelius Blackshear in the United States Bankruptcy Court for the Southern District of New York in the jointly administered chapter 11 cases of Twinlab Corporation, Twin Laboratories Inc., and Twin Laboratories (UK) Ltd. (jointly "the Debtors").

At the September 25, 2003 hearing, Judge Blackshear granted final approval of a number of "first day motions" filed by the Debtors, which had previously received interim approval from the Court. The orders issued by Judge Blackshear at the September 25, 2003 hearing included, among others, the following:

1. Final Order signed on 9/25/2003 (A) Authorizing Postpetition Financing And Granting Security Interests And Superpriority Administrative Expense Status; (B) Modifying The Automatic Stay; and (C) Granting Adequate Protection. [Order entered on 9/26/2003]

2. Final Order signed on 9/25/2003 Authorizing the Debtor's to Pay Prepetition Wages, Compensation, Tax Withholding Obligations and Employee Benefits and Authorizing and Directing Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations. [Order entered on 9/29/2003]

In addition, an order was signed on September 25, 2003 granting the Debtors' Motion to Approve (A) Bidding Procedures for Submission and Acceptance of Competing Bids, and Under Certain Circumstances, Payment of a Break-Up Fee and Expense Reimbursement to IdeaSphere, Inc. and TL Acquisition Corp.; (B) Scheduling Bidding Deadline, Auction Date and/or Sale Hearing Date; (C) Establishing Procedure for Determining Cure Amounts; and (D) Fixing Notice Procedures and Approving Form of Notice. [Order entered on 9/26/03]

All orders entered by the Court are publicly available at the United States District Court for the Southern District of New York.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2003                 TWINLAB CORPORATION
                                            (registrant)


                                         By:  /s/ Ross Blechman
                                             --------------------------------
                                         Name:    Ross Blechman
                                         Its:     Chairman of the Board,
                                                  Chief Executive Officer and
                                                  President